Exhibit 10.2
GRANITE RIDGE RESOURCES, INC.
2022 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD FOR RESTRICTED STOCK AWARDED JUNE 12, 2025

Granite Ridge Resources, Inc. (the “Company”) hereby grants the following Restricted Stock Award pursuant to its 2022 Omnibus Incentive Plan (the “Plan”). The terms of the grant are set forth in the attached Restricted Stock Award Agreement (the “Agreement”).
NOTICE OF GRANT

Participant:                        [____]

Date of Grant:                    June 12, 2025

Number of Shares of Restricted Stock:        [____]

Vesting:    100% on 5th anniversary of Date of Grant

All vesting is dependent on the Participant continuing to be employed by, or provide services to, the Company, as provided herein, through the relevant vesting date, unless otherwise specified in the Agreement.
The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.
    Granite Ridge Resources, Inc.

                        By:
                        Title:

I hereby accept the Restricted Stock Award described in the Agreement, and I agree to be bound by the terms of the Plan and the Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant:

Date:

GRANITE RIDGE RESOURCES, INC.
2022 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT FOR RESTRICTED STOCK AWARDED JUNE 12, 2025
This RESTRICTED STOCK AWARD AGREEMENT FOR RESTRICTED STOCK AWARDED JUNE 12, 2025 (the “Agreement”), dated as of date set forth on the Notice of Grant attached hereto (the “Date of Grant”), is delivered by Granite Ridge Resources, Inc. (the “Company”) to the individual named on the Notice of Grant attached hereto (the “Participant”).
RECITALS
A.    The Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan (the “Plan”) provides for the grant of stock and stock-based awards with respect to shares of Common Stock of the Company, in accordance with the terms and conditions of the Plan. The Company has decided to make a restricted stock award as an inducement for the Participant to promote the best interests of the Company and its stockholders.

B.    The terms and conditions of the award of Restricted Stock should be construed and interpreted in accordance with the terms and conditions of this Agreement and the Plan. Any term capitalized herein but not defined shall have the same meaning as set forth in the Plan. For purposes of this Agreement, “Company” shall mean the Company and any of its Subsidiaries where applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Restricted Stock Award. As of the Grant Date, the Company hereby grants to the Participant an award of the number of shares of Restricted Stock as set forth on the Notice of Grant attached hereto (the “Restricted Stock”), on the terms and conditions hereinafter provided.
2.Vesting of Restricted Stock.
(a)The Restricted Stock shall vest if the Participant continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date (the “Vesting Date”) set forth on the Notice of Grant attached hereto. If the vesting schedule would produce fractional shares, the number of shares of Restricted Stock that vest on the applicable Vesting Date shall be rounded down to the nearest share.
(b)In the event the Participant ceases employment with the Company as a result of death or Disability, all unvested Restricted Stock shall become fully vested as of the termination date. Except as set forth herein, in the event the Participant’s employment with the Company terminates for any other reason, the Participant shall forfeit the unvested Restricted Stock as of the Participant’s termination date.
(c)In the event the Company experiences a Change of Control, and the Participant is terminated by the Company or the surviving or successor entity without Cause within twelve (12) months following the Change of Control, all unvested Restricted Stock subject to this Agreement shall vest as of the termination date.
(d)For the purposes of this Agreement, “Disability” shall mean any physical or mental impairment which qualifies the Participant for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify the Participant for disability benefits under the Federal Social Security System.
(e)For the purposes of this Agreement, “Cause” shall mean any event which constitutes Cause as defined in the employment agreement, offer letter or other arrangement between the Company and the Participant, or, if no such definition exists, the occurrence of any of the following: (i) the Participant’s convicted of, or pled guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) the willful and continued failure by the Participant to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability); (iii) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise; or (iv) the Participant’s breach of any written confidentiality, noncompetition or nonsolicitation agreement between the Participant and the Company.
3.Non-Transferability. The Restricted Stock may not, prior to vesting, be assigned, alienated, attached, sold or transferred, pledged or otherwise disposed or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any attempt to assign, transfer, pledge or otherwise dispose of the Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Stock award, shall be null, void and without effect; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Participant may designate a beneficiary, on a form supplied by the Committee, who may possess all rights with respect to the Restricted Stock award in the event of the Participant’s death. No such permitted transfer of the Restricted Stock award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
4.Delivery of Restricted Stock.
(a)Book Entry Form. The Company shall issue the Restricted Stock subject to the award either: (i) in certificate form as provided in Section 4(b) below; or (ii) in book entry form,

registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.
(b)Certificates to be Held by Company; Legend. Any certificates representing the shares of Restricted Stock that may be delivered to the Participant by the Company prior to vesting shall be redelivered to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Granite Ridge Resources, Inc. A copy of such Agreement is on file in the office of the Secretary of Granite Ridge Resources, Inc.”
(c)Delivery of Shares Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 2 hereof, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Restricted Stock award and the delivery of shares in respect thereof. The shares so delivered shall no longer be shares of Restricted Stock hereunder.
5.Securities Laws. Upon the issuance, vesting or delivery of any shares related to the Restricted Stock award, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.
6.Rights as a Stockholder. Prior to the Vesting Date, the Participant shall not have the right to vote shares of Common Stock subject to the Restricted Stock but shall receive any dividends or other distributions paid on such shares of Common Stock.
7.Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock. Alternatively, the Participant or other person in whom the Restricted Stock vests may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 15 of the Plan and rules established by the Administrator, to have the Company withhold and reacquire shares of Restricted Stock at their fair market value at the time of vesting to satisfy any withholding obligations of the Company with respect to such vesting; provided, however, that the number of such shares of Common

Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations up to the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Committee, as the Committee may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.
8.Adjustments; Change of Control. The provisions of the Plan applicable to adjustments (as described in Section 10 of the Plan) or other corporate transaction, including a Change of Control (as described in Section 11 of the Plan), shall apply to the Restricted Stock..
9.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The award of Restricted Stock is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe the award of Restricted Stock pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
10.No Employment or Other Rights. The grant of the Restricted Stock shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company (or any of its Subsidiaries) to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
11.Clawback. In accepting the grant of Restricted Stock, the Participant agrees to be bound by any clawback policy that the Company may currently have in place or may adopt in the future in order to comply with applicable law or stock exchange rules.
12.Successors. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
13.Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
14.Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

15.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.
16.Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
17.Committee Authority. By entering into this Agreement the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Restricted Stock award.

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